Exhibit 10.1
January 16, 2009
Richard P. Kiphart
William Blair & Co.
222 W. Adams Street
Chicago, Illinois 60606
Dear Richard:
     Reference is hereby made to the Stock Purchase Agreement, made and entered into as of November 18, 2008 (the “Agreement”), by and among Lime Energy Co. (“Lime”), Richard P. Kiphart individually and as Sellers’ Representative and certain other stockholders of Advanced Biotherapy, Inc. listed in Schedule A to the Agreement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Agreement.
     This letter (the “Extension”) confirms our agreement that the date for the performance of Lime’s obligation to prepare and file a Registration Statement, pursuant to Section 6.15 of the Agreement, shall be extended to January 23, 2009.
     Except as specifically modified by this Extension, all other terms and provisions of the Agreement shall continue in full force and effect.
     Please indicate your agreement by countersigning this letter, in your capacity as Sellers’ Representative pursuant to Section 8.4(b) of the Agreement, in the space below and returning an executed copy via facsimile to Reed Smith, LLP, Attention: Jacob Thride, (312) 207-6400.
Sincerely,

/s/ Jeffrey R. Mistarz Jeffrey R. Mistarz
Chief Financial Officer
Lime Energy Co.
ACKNOWLEDGED AND AGREED TO AS OF JANUARY 16, 2009

/s/ Richard P. Kiphart
Richard P. Kiphart
In his capacity as Sellers’ Representative